Exhibit 21
CROGHAN BANCSHARES, INC.
Subsidiaries of the Registrant

	State of	Percentage of
Subsidiary	Incorporation	securities owned
The Croghan Colonial Bank (1)	Ohio	100%

(1)	The subsidiary’s principal office is located in Fremont, Ohio.